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                                                                    Exhibit 10.3




                                  RIDER NO. 2
                                     TO THE
                              CALIBER SYSTEM, INC.
                      LONG-TERM STOCK AWARD INCENTIVE PLAN
                  (AMENDED AND RESTATED AS OF JANUARY 2, 1996)
                  --------------------------------------------


     1. A new Section 1.4A is added to the Plan immediately following Section
1.4 to read as follows:

         1.4A The term "Change in Control" means the occurrence of any of the following events:

                  1.4A.1 any "person," as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under the 1934 Act, of 20% or more of the combined voting power of all the Voting Securities of Caliber then outstanding;

                  1.4A.2 the majority of the Board of Directors of Caliber (the "Board") consists of individuals other than Incumbent Directors, which term means the members of the Board on March 1, 1997; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by three-quarters of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

                  1.4A.3 Caliber adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

                  1.4A.4 all or substantially all of the assets of Caliber are disposed of pursuant to a merger, consolidation or other transaction (unless the holders of the Voting Securities of Caliber immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Securities of Caliber, all of the Voting Securities or other ownership interests of the entity or entities, if any, that succeed to the business of Caliber); or

                  1.4A.5 Caliber combines with another company and is the surviving corporation but, immediately after the combination, the holders of the Voting Securities of Caliber immediately prior to the


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         combination hold, directly or indirectly, 50% or less of the Voting
         Securities of the combined company (there being excluded from the Voting Securities held by such holders of the Voting Securities, but not from the Voting Securities of the combined company, any securities received by Related Entities of such other company in exchange for securities of such other company).

     For purposes of this Section, the term "Voting Securities" means any shares of capital stock or other securities of Caliber that are generally entitled to vote in elections for directors; and the term "Related Entities" means a person or entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified.

         2. Section 3.2 of the Plan is amended by the addition of a new sentence at the end thereof to read as follows:

         Notwithstanding the preceding sentence, Stock Credits earned since the preceding December 31 through the date of a Change in Control shall be entered on the date of the Change in Control for Officers employed by Caliber or an Affiliate on the date immediately preceding the Change in Control and for a pro rata fraction of the award for Officers terminated on account of death, disability or retirement.

         3. Section 3.3 of the Plan is amended by the addition of a new sentence at the end thereof to read as follows:

         Upon the occurrence of a Change in Control, the cash credits provided for in the first sentence of this Section shall be converted to Stock Credits equal to the number of shares of Caliber Common Stock which could have been purchased had the cash been so applied. Said conversion shall be at the average of the fair market values for said Caliber Common Stock on the dividend payment dates.

         4. Section 5.5 of the Plan is amended in its entirety to read as follows:

                  5.5 Notwithstanding anything to the contrary contained herein, in the event of a Change in Control, any Stock Credit awards made to an Officer under the Plan shall immediately vest and become subject to immediate distribution. Subject to the provisions of Section 5.2.3, distribution under this



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         Section shall be made in the form of shares of Caliber Common Stock and cash in lieu of fractional shares unless the Compensation Committee of the Board determines that it is necessary to adjust the form of such distribution to take into account the occurrence of the Change in Control.


         5. Section 7.3 of the Plan is amended in its entirety to read as follows:

                  7.3 Notwithstanding anything to the contrary contained herein, in the event of a Change in Control, any Stock Credit awards made to an Expatriate under the Plan shall immediately vest and become subject to immediate distribution. Subject to the provisions of Section 7.2.3, distribution under this Section shall be made in the form of shares of Caliber Common Stock and cash in lieu of fractional shares unless the Compensation Committee of the Board determines that it is necessary to adjust the form of such distribution to take into account the occurrence of the Change in Control.


                  IN WITNESS WHEREOF, this Rider has been executed this 10th day of April, 1997 on behalf of Caliber System, Inc. by its duly authorized officer.


ATTEST                                     CALIBER SYSTEM, INC.


/s/ Tammy L. Youngblood                    By  /s/ Donald C. Brown
-----------------------------                  ---------------------------------
                                           Title: V.P - Human Resources